UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2008, AmeriCredit Corp. (the “Company”) announced that on April 15, 2008 its subsidiaries AmeriCredit Financial Services, Inc. and AFS SenSub Corp. (together, “AmeriCredit”) entered into a Forward Purchase Commitment Agreement (the “Agreement”) with Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”), an affiliate of Deutsche Bank AG, under which, subject to the satisfaction of certain terms and conditions and during the one year term of the Agreement, Deutsche Bank has agreed to purchase up to $2 billion of asset-backed securities issued in publicly-offered securitization transactions by AmeriCredit on its AmeriCredit Automobile Receivables Trust (“AMCAR”) shelf. Deutsche Bank’s obligation to purchase asset-backed securities under the Agreement is subject to a number of conditions being satisfied, including, without limitation, the asset-backed securities achieving certain specified credit ratings from independent rating agencies, and that the asset-backed securities generally be consistent with the asset-backed securities that AmeriCredit has previously issued in its AMCAR securitization program. Deutsche Bank’s obligations are also subject to the Company’s compliance with certain financial covenants (such as net worth, earnings and liquidity tests), certain loan portfolio performance ratios (such as delinquency, extension and loss ratios) and other covenants such as change of control, defaults on other indebtedness, bankruptcy and specified minimum credit ratings from independent rating agencies of AmeriCredit’s securities.

The description of the agreement with Deutsche Bank is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

In connection with the Agreement, the Company has paid a commitment fee of $20 million and has issued to an affiliate of Deutsche Bank a warrant to purchase 7.5 million shares of the Company’s common stock. Reference is made to Item 3.02, which is incorporated by reference into this Item 1.01 for information regarding the warrant.

Deutsche Bank’s affiliates have provided administrative services and extended credit to AmeriCredit in connection with warehouse credit facilities, have provided and may provide underwriting services to AmeriCredit in connection with securitization transactions and have also provided investment banking services, for which AmeriCredit has paid and may pay customary fees and expenses.

Item 3.02	Unregistered Sales of Equity Securities

On April 15, 2008, AmeriCredit Corp. issued a warrant to an affiliate of Deutsche Bank (the “Warrant”) pursuant to which such affiliate may purchase up to 7.5 million shares of common stock of AmeriCredit Corp. (the “Common Stock”). The Warrant was granted in connection with the agreement described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The Warrant may be exercised on or before April 15, 2015 at an exercise price of $12.01 per share, which is equal to 120% of the volume weighted average trading price of the Common Stock on the New York Stock Exchange on April 14, 2008. The Warrant contains anti-dilution provisions and other customary provisions. The Warrant also requires AmeriCredit Corp. to file a registration statement for the resale of the Common Stock that may be issued upon the exercise of the Warrant.

The description of the Warrant is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Warrant attached as Exhibit 10.2 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated April 17, 2008, entitled “AmeriCredit Announces $2 Billion Forward Purchase Agreement.”

10.1	Forward Purchase Commitment Agreement dated April 15, 2008, among AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Deutsche Bank AG, Cayman Islands Branch.

10.2	Warrant dated April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: April 17, 2008	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release dated April 17, 2008, entitled “AmeriCredit Announces $2 Billion Forward Purchase Agreement.”

10.1	Forward Purchase Commitment Agreement dated April 15, 2008, among AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Deutsche Bank AG, Cayman Islands Branch.

10.2	Warrant dated April 15, 2008, issued by AmeriCredit Corp. to Deutsche Bank Securities Inc.